Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statements (Form S-8 Nos. 333-209713, 333-216319, 333-223307, 333-226591, 333-229956, and 333-236706) pertaining to the 2014 Equity Incentive Plan for Intersect ENT, Inc.;

(2)Registration Statement (Form S-8 No. 333-202670) pertaining to the 2014 Equity Incentive Plan and 2014 Employee Stock Purchase Plan of Intersect ENT, Inc.;

(3)Registration Statement (Form S-8 No. 333-197885) pertaining to the 2003, 2013 and 2014 Equity Incentive Plans and 2014 Employee Stock Purchase Plan of Intersect ENT, Inc.;

(4)Registration Statement (Form S-3 No. 333-237805); and

(5)Registration Statement (Form S-3 No. 333-238963);

of our reports dated March 9, 2021, with respect to the consolidated financial statements of Intersect ENT, Inc. and the effectiveness of internal control over financial reporting of Intersect ENT, Inc. included in this Annual Report (Form 10-K) of Intersect ENT, Inc. for the year ended December 31, 2020.
/s/ Ernst & Young LLP
San Jose, California
March 9, 2021